EXHIBIT  4.1

                           INCENTIVE STOCK OPTION PLAN
                                       OF
                   CHARTER COMMUNICATIONS INTERNATIONAL, INC.


                           (Effective January 1, 1996)


1.     PURPOSE  OF  THE  PLAN.

     This Incentive Stock Option Plan (the "Plan") is intended as an employment incentive, to retain in the employ of Charter Communications International, Inc. (the "Company") and any Parent or Subsidiary of the Company (within the meaning of Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended (the "Code"), persons of training, experience and ability, to attract new employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. It is further intended that options issued pursuant to this Plan shall constitute incentive stock options within the meaning of Section 422 of the Code.

2.     ADMINISTRATION  OF  THE  PLAN.

     The Board of Directors shall appoint and maintain as administrator of the Plan a Stock Option Committee (the "Committee"), which may be the Compensation Committee of the Board of Directors, which shall consist of at least three members of the Board of Directors. No member of the Committee shall have been eligible to participate in the Plan or any other plan of the Company or its affiliates which entitles participants to acquire stock, stock appreciation rights or stock options of the Company or its affiliates, other than the Company's Nonemployee Director Stock Option Plan (the "Director Plan"), at any time within one year prior to appointment. No member of such Committee shall be eligible to receive stock options ("Options") under the Plan or any other plan of the Company or its affiliates which entitles participants to acquire stock, stock appreciation rights or stock options of the Company or its affiliates, other than the Director Plan, while serving on the Committee. The Committee shall serve at the pleasure of the Board of Directors. The Committee shall have full power and authority to designate participants, to determine the terms and provisions of respective option agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. All decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee shall have the authority to grant in its discretion to the holder of an outstanding Option in exchange for the surrender and cancellation of such Option, a new Option having a purchase price per share lower than provided in the Option so surrendered and cancelled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan. All Options granted under this Plan are subject to, and may not be exercised before the approval of the Plan, or any material amendment to the Plan (as set forth in Paragraph 13 of the Plan ("Material Amendment"), by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented, and entitled to vote thereon at a meeting duly held or by the written consent of the holders of a majority the outstanding shares of the Company; and further
                                                                         -------
provided that if such approval is not forthcoming within one year of the date of
--------
adoption of this Plan, or the adoption of a Material Amendment, all Options granted pursuant to those provisions of the Plan that have not been properly approved by the holders of shares of the Company shall be void.

3.     DESIGNATION  OF  PARTICIPANTS.

     The persons eligible for participation in the Plan as recipients of Options shall include only key employees of the Company or of any Parent or Subsidiary of the Company. The Directors of the Company shall not be eligible to participate in the Plan as directors, but Directors otherwise qualified shall be eligible to participate. An employee who has been granted an Option hereunder ("Optionee") may be granted an additional Option or Options, if the Committee shall so determine. The aggregate fair market value (determined in accordance with Paragraph 5 of the Plan as of the time the Option is granted) of the stock (within the meaning of Section 422(d)(3) of the Code) with respect to which incentive stock options are exercisable for the first time by any Optionee during any calendar year (under all such plans of the Company and any Parent and Subsidiary of the Company) shall not exceed $100,000.

4.     STOCK  RESERVED  FOR  THE  PLAN.

     Subject to adjustment as provided in Paragraph 9 hereof, a total of 500,000 shares of Common Stock, par value $.00001 per share ("Stock"), of the Company shall be subject to the Plan. The Shares subject to the Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company, or any Parent or Subsidiary of the Company, and such amount of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any Option expire or be cancelled prior to its exercise in full, the shares theretofore subject to such Option, to the extent it had not been exercised, may again be subjected to an Option under the Plan.

5.     OPTION  PRICE.

               (a) The purchase price of each share subject to an option under this Plan shall be not less than 100% of the fair market value of such share on the date the Option is granted, but may be at such higher price as the Committee in its sole discretion shall determine.

               (b) The fair market value of a share on a particular date shall be deemed to be (a) in the event the Stock is not listed on a national securities exchange or traded in the over-the-counter market, the value determined in good faith by the Board of Directors of the Company, which determination shall be conclusive, (b) in the event the Stock is listed on a national securities exchange, the mean between the highest and lowest sales prices per share of the Stock on such exchange on the date, or, if there shall have been no sale on that date, on the last preceding date on which such a sale or sales were so reported (the "Sale Date"), or (c) if the Stock is traded in the over-the-counter market, the closing sales price for a share of such stock if such price is regularly quoted, or, if not so quoted, then the mean between the highest closing bid and lowest closing asked price for the Stock as reported by the National Association of Securities Dealers NASDAQ System on the Sale Date, or if not reported by such system the mean between the closing bid and asked price on the Sale Date as quoted by such quotation source as shall be designated by the Committee.

6.     OPTION  PERIOD.

      Options granted under this plan shall terminate and be of no force and Effect with respect to any shares not previously taken up by the Optionee upon the earliest to occur of the following: (a) the expiration of seven (7) years from the date of grant of each Option; (b) one year after termination of Optionee's employment by reason of death or disability of the Optionee; or (c) three months after termination of Optionee's employment for any reason other than death or disability. The Committee, in its sole discretion, may prescribe a longer or shorter option period, but in no event shall the period be extended beyond that prescribed in section 6.(a).

7.     EXERCISE  OF  OPTIONS.

               (a) The Committee, in granting Options hereunder, shall have discretion to determine the terms upon which such Options shall be exercisable, subject to the applicable provisions of the Plan. The Committee may determine to permit any Option granted hereunder to be exercisable immediately upon the date of grant or at any time thereafter.

               (b) Options may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

               (c) In the event of termination of employment for any reason other than death, disability or retirement, Options may be exercised only with respect to the number of shares purchasable at the time of such termination.

               (d) In the event of the death or disability of the Optionee following the date of grant and while in the employment with the Company or any Parent or Subsidiary of the Company, and while Options granted hereunder are still in force and unexpired under the terms of Paragraph 6 hereof, any unmatured installments of the Options shall be accelerated. Such acceleration shall be effective as of the date of death. The Options outstanding in the name of a deceased Optionee shall thereupon be exercisable in full without regard to any installment exercise provisions.

               (e) In the event the Optionee terminates his employment because of retirement under any retirement plan of the Company or of any Parent or Subsidiary of the Company while Options granted hereunder are still in force and unexpired under the terms of Paragraph 6 hereof, the Committee shall have discretion to permit any unmatured installments of the Options to be accelerated as of the date of retirement and the Options shall thereupon be exercisable in full without regard to any installment exercise provisions.

               (f) The purchase price of the shares as to which an Option is exercised shall be paid in full at the time of the exercise. Such purchase price shall be payable in cash, or at the option of the holder of such Option, in Stock theretofore owned by such holder (or any combination of cash and such Stock). For purposes of determining the amount, if any, of the purchase price satisfied by payment in Stock, such Stock shall be valued at its fair market value on the date of exercise in accordance with subparagraph (b) of Paragraph
5. Any Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Company. No holder of an Option shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to such holders.

               (g) The option agreement evidencing any Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him pursuant to his exercise of an Option granted under the Plan within the two-year period commencing on the day after the date of the grant of such Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Option, he shall, within ten (10) days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

8.     RELINQUISHMENT  OF  OPTIONS;  ASSIGNABILITY.

               (a) The Committee, in granting Options hereunder, shall have discretion to determine whether or not Options shall include a right of relinquishment as hereinafter provided by this Paragraph 8. The Committee shall also have discretion to determine whether an option agreement evidencing an Option granted by the Committee shall be amended or supplemented to include such a right of relinquishment. Neither the Committee nor the Company shall be under any obligation or incur any liability to any person by reason of the Committee's refusing to grant or include a right of relinquishment in any Option granted hereunder or in any option agreement evidencing the same. Subject to the Committee's determining in any case that the grant by it of a right of relinquishment is consistent with Paragraph 1 hereof, any Option granted under the Plan, and the option agreement evidencing such Option, may provide:

               (i) That the Optionee, or his heirs or other legal representatives to the extent entitled to exercise the Option under the terms thereof, in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the then unexercised portion of the Option (to the extent exercisable as provided in (iv) hereinbelow) for a number of shares of Stock, for an amount of cash or for a combination of Stock and cash, to be determined as follows:

                    (A) The written notice of exercise of such right of relinquishment, provided for in clause (ii) of this subparagraph (a), shall state the percentage, if any, of the Appreciated Value, hereinafter defined, which such Optionee elects to receive in cash (which percentage is called the "Cash Percentage"), such Cash Percentage to be in increments of 10% of such Appreciated Value to 100% thereof;

                    (B) The number of shares of Stock of the Company, if any, issuable pursuant to such relinquishment shall be the number of such shares, rounded to the next greater number of full shares, as shall be equal to:
100% less the Cash Percentage, times the excess of (1) the aggregate current market value of the shares of Stock covered by the Option or the portion thereof so relinquished over (2) the aggregate purchase price for such shares specified in such Option (which excess is called the "Appreciated Value"), divided by the then-current market value per share of such Stock; and

                    (C) The amount of cash payable pursuant to such relinquishment shall be an amount equal to the Appreciated Value less the aggregate current market value of the Stock issued pursuant to such relinquishment, if any, which cash shall be paid by the Company subject to such conditions as are deemed advisable by the Committee to permit compliance by the Company with the withholding provisions applicable to employers under the Code (and under any applicable State income tax law);

               (ii) That such right of relinquishment may be exercised only upon receipt by the Company of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment; and that, for the purposes of the Plan, such date of election shall be deemed to be the date when such notice is sent by registered or certified mail, or when receipt is acknowledged by the Company, if mailed by other than registered or certified mail or if delivered by hand or by any telegraphic communications equipment of the sender or otherwise delivered, which date must be no earlier than the third business day following the date of public release of the Company's annual and quarterly financial statements in accordance with the requirements of Rule 16b-3(c)(1)(ii) of the Securities Exchange Act of 1934, as amended ("Exchange Act") and no later than the twelfth business day after such release; provided that, in the event the method just described for determining such date of election shall not be or remain consistent with provisions of Section 16(b) of the Securities Exchange Act of 1934 or the rules and regulations adopted by the Securities and Exchange Commission thereunder, as presently existing or as may be hereafter amended, which exempt from the operation of said Section 16(b) in whole or in part any such relinquishment transaction, then such date of election shall be determined by such other method consistent with said Section 16(b) or rules or regulations as the Committee shall in its discretion select and apply;

               (iii) That the "current market value" of a share on a particular date shall be deemed to be its fair market value on that date as determined in accordance with subparagraph (b) of Paragraph 5; and

               (iv) That the Option, or any portion thereof, may be relinquished only to the extent that (A) it is exercisable on the date written notice of relinquishment is received by the Company and (B) the Committee, subject to the provisions of subparagraph (b) of this Paragraph 8, shall consent to the election of the holder of such Option to relinquish such Option as set forth in such written notice of relinquishment, and (C) the holder of such Option pays, or makes provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to such relinquishment.

               (b) The Committee shall have sole discretion to consent to or disapprove any election of a holder of an Option to relinquish such Option for Stock and cash as provided in subparagraph (a) of this Paragraph 8. Neither the Committee nor the Company shall be under any liability to any person by reason of the Committee's disapproval of any election pursuant to this subparagraph
(b).

               (c) The Committee, in granting Options hereunder, shall have discretion to determine the terms upon which such Options shall be relinquishable, subject to the applicable provisions of the Plan, and including such provisions as are deemed advisable to permit the exemption from the operation from Section 16(b) of the Securities Exchange Act of 1934 in whole or in part of any such transaction involving such relinquishment, and Options outstanding, and option agreements evidencing such Options, may be amended, if necessary, to permit such exemption. If an Option is relinquished, such Option shall be deemed to have been exercised to the extent of the number of shares of Stock covered by the Option or part thereof which is relinquished, and no further Options may be granted covering such shares of Stock.

               (d) Neither any Option nor any right to relinquish the same to the Company as contemplated by this Paragraph 8 shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

               (e) No right of relinquishment may be exercised within the first six months of the date of grant of such right; provided, however, that this limitation shall not apply in the event of death or disability.

9.     CAPITAL  CHANGE  OF  THE  COMPANY;  CERTAIN  CORPORATE  TRANSACTIONS

               (a) The existence of this Plan and Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

               (b) The shares with respect to which Options may be granted hereunder are shares of the Stock of the Company as presently constituted. If, and whenever, prior to the delivery by the Company of all of the shares of the Stock which are subject to Options granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, a stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of the Stock outstanding without receiving compensation therefor in money, services or property, the number of shares of Stock available under the Plan and the number of shares of Stock with respect to which Options granted hereunder may thereafter be exercised shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

               (c) If the Company is reorganized, or merged or consolidated or party to a plan of exchange with another corporation or other entity pursuant to which reorganization, merger, consolidation or plan of exchange stockholders of the Company receive any shares of Stock or other securities or if the Company shall distribute ("Spin Off") securities of another corporation or other entity to its stockholders, there shall be substituted for the shares subject to the unexercised portion of outstanding Options an appropriate number of shares of
(i) each class of stock or other securities which were distributed to the stockholders of the Company in respect of such shares in the case of a reorganization, merger, consolidation or plan of exchange, or (ii) in the case of a Spin Off, the securities distributed to stockholders of the Company together with shares of Stock, in the case of each of (i) and (ii) above in accordance with the provisions of Section 424 of the Code (or other applicable provisions of the Code or regulations issued thereunder which may from time to time govern the treatment of incentive stock options in such a transaction); provided, however, that all such Options may be cancelled by the Company as of the effective date of (x) a reorganization, merger, consolidation, plan of exchange or Spin Off or (y) any dissolution or liquidation of the Company, by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase for a period of approximately thirty days during the sixty days next preceding such effective date of all of the shares subject to such outstanding Options, without regard to the installment provisions set forth in the option agreement.

               (d) Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options granted hereunder.

10.     PURCHASE  FOR  INVESTMENT.

     Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

11.     TAXES.

     The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan.

12.     EFFECTIVE  DATE  OF  PLAN.

     The Plan shall be effective as of January 1, 1996. This Plan and any options granted pursuant hereto shall be subject to the approval of the stockholders of the Company in accordance with the provisions of Rule 16b-3 and the applicable rules and regulations of the National Securities Dealers Association, Inc., or any national exchange which are applicable to the Stock of the Company.

13.     AMENDMENTS  OR  TERMINATION.

     The Board of Directors may amend, alter or discontinue the Plan, except that no amendment or alteration shall be made which would impair the rights of any Optionee under any Option theretofore granted, without his consent, and except that no amendment or alteration shall be made which, without the approval of the stockholders, would:

               (a) Increase the total number of shares reserved for the purposes of the Plan, except as is provided in Paragraph 9 of the Plan, or decrease the option price provided for in Paragraph 5, or change the class of employees eligible to participate in the Plan as provided in Paragraph 3; or

               (b)     Extend  the option period provided for in Paragraph 6; or

               (c) Materially increase the benefits accruing to Optionees under the Plan; or

               (d) Materially modify the requirements as to eligibility for participation in the Plan.

14.     HOLDING  PERIOD.

     The Options and all underlying shares granted pursuant to the terms of the Plan may not be transferred, assigned or otherwise disposed of for six months and one day following the respective date of grant for each such Option. The exercise of such Options shall not be deemed a disposition for the purpose of this paragraph.

15.     GOVERNMENT  REGULATIONS.

     The Plan, and the granting and exercising of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                    CHARTER  COMMUNICATIONS  INTERNATIONAL,  INC.


                    /s/  STEPHEN  E.  RAVILLE
                    -------------------------
                         STEPHEN  E.  RAVILLE,  CHIEF  EXECUTIVE  OFFICER